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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): APRIL 22, 2002



                                RADIOLOGIX, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)

            000-23311                                75-2648089
    (Commission File Number)            (I.R.S. Employer Identification No.)


                           3600 JP MORGAN CHASE TOWER
                                2200 ROSS AVENUE
                            DALLAS, TEXAS 75201-2776
          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (214) 303-2776



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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         From the inception of Radiologix, Inc. (the "Company") through 2001, Arthur Andersen LLP has served as the Company's independent public accountants. As a result of the uncertain future of this firm resulting from its indictment by the United States Department of Justice following the bankruptcy of Enron Corp., the Company released it from future service to the Company effective April 22, 2002. Effective the same date, Ernst & Young LLP has been appointed as the Company's independent public accountants for 2002, subject to stockholder ratification.

         Arthur Andersen LLP's report on the Company's financial statements has never contained an adverse opinion or disclaimer of opinion, nor was it ever qualified or modified as to uncertainty, audit scope, or accounting principles. The Company and Arthur Andersen LLP never had any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         The Company's Audit Committee of the Board of Directors recommended and approved the decision to release Arthur Andersen LLP. The decision was not the result of any dissatisfaction with Arthur Andersen LLP. Rather, the decision reflected the Audit Committee's view that changing independent accountants was in the Company's best interest given the uncertainty stemming from the effect of Enron Corp.'s bankruptcy and subsequent events on Arthur Andersen LLP.

         The Company has not previously consulted with Ernst & Young LLP on any matter.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  16       Letter from Arthur Andersen LLP dated April 22, 2002.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 22, 2002


                                         RADIOLOGIX, INC.




                                         By:       /s/ Mark L. Wagar
                                            -----------------------------------
                                            Mark L. Wagar
                                            Chairman of the Board and
                                            Chief Executive Officer


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                                INDEX TO EXHIBITS

EXHIBIT NO.                DESCRIPTION OF EXHIBITS
-----------                -----------------------
16                         Letter from Arthur Andersen LLP dated April 22, 2002.